Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by three asterisks (***). A complete version of this document has been filed separately with the Securities and Exchange Commission.

                                                                   EXHIBIT 10.71

                                 AMENDMENT NO. 5
                                     TO THE
                     POSTSCRIPT SOFTWARE DEVELOPMENT LICENSE
                            AND SUBLICENSE AGREEMENT
                                     BETWEEN
                           ADOBE SYSTEMS INCORPORATED
                                       AND
                          PEERLESS SYSTEMS CORPORATION

                          EFFECTIVE DATE: DEC. 16, 2003

This Amendment No. 5 ("Amendment") to the PostScript Software Development License and Sublicense Agreement dated July 23, 1999, as previously amended (the "Agreement"), between Adobe Systems Incorporated ("Adobe") and Peerless Systems Corporation ("Peerless"), is made by and between Adobe and Peerless.

WHEREAS, Peerless desires to license Adobe's Host PDF Printing Library, and Adobe is willing to license to Peerless the Host PDF Printing Library under the terms of the Agreement and this Amendment.

THEREFORE, Peerless and Adobe agree to amend the Agreement as follows:

Unless otherwise defined herein, all terms used in this Amendment shall retain the same meanings as defined in the Agreement and such definitions are incorporated herein by reference.

1.       The following new paragraph is hereby added to the agreement:

         "1.43 HOST PDF PRINTING LIBRARY. "Host PDF Printing Library" means Adobe(R) PDF (Portable Document Format) Library technology and any Font Programs that Adobe specifies may be used with the Host PDF Printing Library, in object code form only, as well as any enhancements or modifications to the foregoing as provided by Adobe to Peerless hereunder, which has as its purpose the converting of PDF files to PostScript language file form for processing by a printing system using Adobe PostScript software. Unless otherwise noted herein, the Host PDF Printing Library (but excluding Font Programs) shall be treated for purposes of this Agreement as "Adobe Software".

2.       The following new Paragraph 2.1.1 is hereby added to the Agreement:

         "2.1.1 HOST PDF PRINTING LIBRARY LICENSE. Subject to Peerless' compliance with the terms of this Agreement, Adobe grants to Peerless a non-exclusive, nontransferable license during the term of this Agreement to (a) incorporate or integrate and to allow Third Party Developers to incorporate and integrate (but with no right to modify or permit the modification of the Host PDF Printing Library) solely on behalf of Peerless or for an OEM Customer and in accordance

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by three asterisks (***). A complete version of this document has been filed separately with the Securities and Exchange Commission.

         with Paragraph 2.11 ("Third Party Developers"), the Host PDF Printing Library with application software supplied by Peerless at a Development Site, (b) use and reproduce and allow Third Party Developers to use and reproduce the Host PDF Printing Library solely at a Development Site and only in connection with developing a Peerless SDK or Revised Object for use with a Licensed System, and (c) sublicense to its OEM Customers under a Peerless OEM Agreement and in accordance with Paragraph 2.2 ("Adobe Information Sublicenses"), the right to reproduce and distribute the Host PDF Printing Library solely in object code form and only as bundled for use with a Licensed System or unbundled as an upgrade for use with a previously installed Licensed System. Peerless shall require its OEM Customers to agree that the Host PDF Printing Library will not be distributed for use with a Clone Product. Peerless shall require its OEM Customers to ensure that each copy of the Host PDF Printing Library distributed by an OEM Customer (either directly or through an OEM Remarketer Customer) is accompanied by the appropriate End User Agreement, as specifically described in Paragraph 4.5, ("End User License") of EXHIBIT B ("Minimum Terms of Peerless OEM Agreements") of the Agreement, and with respect to U.S. Government End Users an End User agreement in accordance with Paragraph 4.7 ("U.S. Government End Users") of EXHIBIT B of the Agreement. Peerless shall *** for any distribution of the Host PDF Printing Library and accompanying Roman Font Programs by OEM Customers***. ***."

3.       The following new PARAGRAPH 2.1.2 is hereby added to the Agreement:

         "2.1.2 SEPARATE USE OF NON-ROMAN FONT PROGRAMS. If the Host PDF Printing Library uses its own copy of non-Roman (i.e., Japanese, Chinese, Korean) Font Programs (that is, the non-Roman Font Programs used by the I-lost PDF Printing Library are not the same copy of the non-Roman Font Programs used by the Revised Object), Peerless shall require its OEM Customers to account for and pay, and in turn shall account for and pay to Adobe, the additional royalties for the applicable non-Roman Font Programs used with the Host PDF Printing Library on a per copy and per Typeface basis as set forth in Paragraph 9 ("Royalty Pricing for Double-Byte Fonts") of EXHIBIT O ("Royalty Payments and Other Fees") of the Agreement."

4.       The following new Paragraph 2.1.3 is hereby added to the Agreement:

         "2.1.3 HOST PDF PRINTING LIBRARY QUALITY STANDARDS. Peerless shall perform and require its OEM Customers to perform testing and employ sufficient quality assurance standards to assure that the Host PDF Printing Library successfully performs the function of converting PDF files to PostScript language files for processing by a printing system using Adobe PostScript software. Prior to First Commercial Shipment of the Host PDF Printing Library, Adobe shall have the right to review and approve in writing the quality of the copies of, and use of Adobe's Trademarks with, the Host PDF Printing Library and accompanying packaging, advertising, press releases and the like. Within ten (10) business days

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by three asterisks (***). A complete version of this document has been filed separately with the Securities and Exchange Commission.

         after receipt of such materials for review, Adobe will notify Peerless of its acceptance or rejection in writing. If such materials do not conform to the requirements of this Agreement, Peerless will revise and will cause its OEM Customers to revise such materials prior to shipment and Adobe shall have the right to review and approve such materials in accordance with the terms herein. Paragraph 2.2.7 ("Trademark License") of the Agreement shall apply in connection with Peerless' use of and its rights to sublicense the use of the Trademarks on the Host PDF Printing Library. Notwithstanding the foregoing, Adobe has certified and approved the quality of Licensed Systems developed by Peerless under this Agreement and therefore is familiar with and approves of the general quality standards implemented by Peerless in its PostScript-based printer products. Peerless acknowledges that the quality of the Host PDF Printing Library distributed by Peerless in connection with the Trademarks shall be substantially the same as the quality of Licensed Systems developed and marketed under this Agreement."

5.       The following new Paragraph 2.1.4 is hereby added to the Agreement:

         "2.1.4 HOST PDF PRINTING LIBRARY MAINTENANCE. Peerless shall not permit any distribution of the Host PDF Printing Library until Peerless has successfully integrated the Host PDF Printing Library with other Peerless-supplied software to enable its use by the End User as part of a Licensed System. The Host PDF Printing Library will be considered irrevocably accepted by Peerless upon delivery. Peerless further acknowledges that Adobe is free of maintenance and warranty obligations with respect to the Host PDF Printing Library, including without limitation those set forth in Paragraphs 4.1 - 4.3 ("Adobe Deliverables") and 9.1 ("Performance Warranty - Adobe Software Warranties"). Notwithstanding the disclaimer of warranties, Adobe will use commercially reasonable efforts to provide Peerless with corrections or workarounds for any reproducible Errors (as that term is defined below) under the Error resolution services provisions in EXHIBIT K ("Maintenance") but only for the then-current and immediately prior version of the Host PDF Printing Library, and provided that Peerless has (i) purchased Maintenance as set forth in Paragraph 8.1 ("License and Maintenance Fees") for the applicable Reference Port (3015 or later version); and (ii) paid or received the benefit of the waiver of the then-current maintenance fees under Paragraph 8.1. For purposes of this Paragraph only, an "Error" is defined as a defect in the Host PDF Printing Library that causes the PDF-to-PostScript language file conversion to materially fail or produce files that do not materially conform to the Documentation. In order to verify the existence of such an Error for which Adobe is responsible, Peerless must be able to replicate the failure in the Host PDF Printing Library and shall demonstrate to Adobe's reasonable satisfaction that the Error is not caused by the software application supplied by Peerless that calls the Host PDF Printing Library. "Documentation", as used herein, means the English version of the PostScript Language Reference Manual, Third Edition, current as of February 1999, as supplemented for the Adobe PostScript 3 software (3015 or later version)

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by three asterisks (***). A complete version of this document has been filed separately with the Securities and Exchange Commission.

         by Adobe. Adobe may discontinue supporting any version of the Host PDF Printing Library that Peerless has developed for use with a Licensed System that includes a version of the Adobe PostScript software that is no longer being supported by Adobe."

6.       The following new Paragraph 2.1.5 is hereby added to the Agreement:

         "2.1.5 LZW Patent Notice. Peerless shall include and shall require that its OEM Customers include a notice that the Licensed System and the Host PDF Printing Library includes an implementation of LZW licensed under U.S. Patent 4,558,302. This notice must be displayed on OEM Customer' or OEM Remarketer Customer's (as applicable) product packaging, End User Agreement, or Licensed System documentation and the Peerless software application which includes the Host PDF Printing Library, as applicable, in a location reasonably visible to the End User."

7.       The following new Paragraph 2.1.6 is hereby added to the Agreement:

         "2.1.6 Disclaimer. Any Font Programs that Adobe provides for use with the Host PDF Printing Library are being provided "AS IS" without warranty, indemnity or maintenance obligations of any kind."

8. All other terms and conditions set forth in the Agreement shall remain in full force and effect. The term "Agreement" as used in the Agreement and all other instruments and agreements executed thereunder shall for all purposes refer to the Agreement as amended by this Amendment No. 5.

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by three asterisks (***). A complete version of this document has been filed separately with the Securities and Exchange Commission.

                  IN WITNESS WHEREOF, each of Adobe and Peerless has executed this Amendment No. 5 to the PostScript Software Development License and Sublicense Agreement by its duly authorized officer.

Adobe:                                         Peerless:

ADOBE SYSTEM INCORPORATED                      PEERLESS SYSTEMS CORPORATION

By: /s/ JIM STEPHENS                           By: /s/  S. ROBINSON

Print                                          Print
Name: Jim Stephens                             Name: Steve Robinson

Title: SVP Worldwide Sales and Field           Title: VP Marketing and Sales
Operations

Date: 1-19-04                                  Date: Dec. 16, 2003